Exhibit 99

Post Office Box 216 307 North Defiance Street Archbold, Ohio 43502	NEWS RELEASE

Company Contact:	Investor and Media Contact:
Lars B. Eller President and Chief Executive Officer Farmers & Merchants Bancorp, Inc. (419) 446-2501 leller@fm.bank	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Farmers & Merchants Bancorp, Inc. Reports Record

2022 First Quarter Financial Results

ARCHBOLD, OHIO, April 20, 2022, Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) today reported financial results for the 2022 first quarter ended March 31, 2022.

2022 First Quarter Financial Highlights Include (on a year-over-year basis unless noted):

•	Net income increased 65.0% to a quarterly record of $8.1 million, from $4.9 million
•	Earnings increased 40.9% to $0.62 per basic and diluted share, from $0.44 per basic and diluted share
•	Average shares outstanding increased 16.7% as a result of the Perpetual Federal Savings Bank Acquisition
•	Total loans increased 46.3% to a record $1.962 billion, and included $463,000 of PPP loans
•	Organic loan growth of 22.0%, excluding PPP loans and loan balances at time of acquisitions
•	Total loans increased 5.6% from $1.857 billion at December 31, 2021
•	Total assets increased 34.8% to a record $2.686 billion, and up 1.8% from December 31, 2021
•	Deposits increased 33.8% to a record $2.254 billion, and up 2.7% from December 31, 2021
•	Net charge-offs to average loans were 0.00%, the fourth consecutive quarter at or below 0.00%
•	Return on average equity increased to 11.00% from 7.87%
•	Return on average tangible equity increased to 14.86% from 10.10% on a year-over-year basis

Lars B. Eller, President and Chief Executive Officer, stated, “F&M achieved record financial results for the first quarter, as our business benefits from the Perpetual Federal Savings Bank, Inc., and Ossian Financial Services, Inc. acquisitions, the Adams County Financial Resources asset purchase, our new Fort Wayne office, our three new LPOs, and the completion of our office realignment program.  Organic loan growth increased 22.0% on a year-over-year basis and loans are up 5.6% from December 31, 2021.  In fact, this is our third consecutive quarter of year-over-year organic loan growth over 10.0%.  While we expect our growth rate to normalize in 2022, positive momentum across our business remains strong and we believe we are well positioned to grow our balance sheet and earnings throughout 2022.”

Income Statement

Net income for the 2022 first quarter ended March 31, 2022, was $8.1 million, compared to $4.9 million for the same period last year.  Net income  per basic and diluted share for the 2022 first quarter was $0.62, compared to $0.44 for the same period last year.

Mr. Eller continued, “Profitability is benefitting from our larger scale, strong asset quality, and prudent expense management.  Our efficiency ratio improved to 55.44% during the 2022 first quarter, compared to 62.57% at March 31, 2021, and 58.76% at December 31, 2021.  Strong profitability also drove higher returns, and ROAA, ROAE, and ROATCE all expanded on a year-over-year and sequential basis.”

Deposits

At March 31, 2022, total deposits were $2.254 billion, an increase of 33.8% from March 31, 2021, and an increase of 2.7% from December 31, 2021.  F&M continues to see growing customer preferences to more stable and secure saving instruments as deposits have increased since the COVID-19 crisis began.  The Company’s cost of interest-bearing liabilities improved to 0.45% for the quarter ended March 31, 2022, compared to 0.53% for the quarter ended March 31, 2021, and 0.51% for the quarter ended December 31, 2021.

Loan Portfolio and Asset Quality

Total loans, net at March 31, 2022, increased 46.3%, or by $620.5 million to $1.962 billion, compared to $1.342 billion at March 31, 2021, and up 5.6% from $1.857 billion at December 31, 2021.  The year-over-year improvement resulted primarily from the contribution of continued strong organic loan growth and the completion of both the Perpetual Federal Savings Bank, Inc. and Ossian Financial Services, Inc. acquisitions.

Loans increased 22.0% organically from the same period a year ago when not including the Perpetual and Ossian acquisitions, and the impact of PPP loans.  During the 2022 first quarter, the Company processed $2.4 million of PPP loan forgiveness and principal payments received, resulting in a total of $463,000 of PPP loans within F&M’s loan portfolio at March 31, 2022.

F&M continues to closely monitor its loan portfolio with a particular emphasis on higher risk sectors.  Nonperforming loans were $8.6 million, or 0.44% of total loans at March 31, 2022, compared to $8.1 million, or 0.61% at March 31, 2021.  The $500,000 year-over-year increase in nonperforming loans was primarily a result of the addition of $385.1 million of loans associated with the Perpetual and Ossian acquisitions, reflecting strong asset quality at F&M as well as its recently acquired banks.

Mr. Eller continued, “Despite the significant loan growth we have recently experienced, we have remained focused on controlling risk.  Nonperforming assets have increased 3.5% over the past 12 months, despite a 46.3% increase in our loan portfolio over this period.  As a result, nonperforming assets to total assets were 0.32% at March 31, 2022, compared to 0.42% at March 31, 2021.  In addition, we continue to prudently fund our allowance for loan and lease losses which has increased 16.3% on a year-over-year basis.  At March 31, 2022, our allowance for loan and lease losses to nonperforming loans was 198.29%, compared to 177.24% at March 31, 2021.”

“Our record first quarter financial results reflect the power of our strategic growth plan, the value we provide our local communities, and the hard work and dedication of our team members.  While uncertainty has expanded across the global economy and interest rates have started increasing, I believe 2022 will be another record year of earnings growth and value creation for our shareholders, customers, employees, and communities,” concluded Mr. Eller.

Stockholders’ Equity and Dividends

Total stockholders’ equity increased 16.1% to $286.5 million at March 31, 2022, from $246.8 million at March 31, 2021. At March 31, 2022, the Company had a Tier 1 leverage ratio of 8.51%, compared to 10.39% at March 31, 2021.

Tangible stockholders’ equity increased to $221.6 million at March 31, 2022, compared to $195.9 million at March 31, 2021. On a per share basis, tangible stockholders’ equity at March 31, 2022, was $16.96 per share, compared to $17.50 per share at March 31, 2021.  The 3.1% year-over-year decline in tangible book value per share was due to a 16.7% year-over-year increase in the average shares outstanding as a result of the Perpetual Federal Savings Bank acquisition.

For the 2022 first quarter, the company declared cash dividends of $0.19 per share, which is an 11.8% increase over the 2021 first quarter declared dividend payment. F&M is committed to returning capital to shareholders and has increased the annual cash dividend for 27 consecutive years. For the 2022 first quarter, the dividend payout ratio was 30.64% compared to 38.48% for the same period last year.

About Farmers & Merchants State Bank:

The Farmers & Merchants State Bank is a local independent community bank that has been serving Northwest Ohio and Northeast Indiana since 1897. The Farmers & Merchants State Bank provides commercial banking, retail banking and other financial services. Our locations are in Champaign, Fulton, Defiance, Hancock, Henry, Lucas, Williams, and Wood counties in Western Ohio. In Northeast Indiana, we have offices located in Adams, Allen, DeKalb, Jay, Steuben and Wells counties, and we have Loan Production Offices in West Bloomfield, Michigan; Muncie, Indiana; and Oxford, Ohio.

Safe Harbor Statement

Farmers & Merchants Bancorp, Inc. (“F&M”) wishes to take advantage of the Safe Harbor provisions included in the

Private Securities Litigation Reform Act of 1995. Statements by F&M, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended.  Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which F&M and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions, capital market conditions, or the effects of the COVID-19 pandemic, and its impacts on our credit quality and business operations, as well as its impact on general economic and financial market conditions. F&M assumes no responsibility to update this information.  For more details, please refer to F&M’s SEC filing, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Such filings can be viewed at the SEC’s website, www.sec.gov or through F&M’s website www.fm.bank.

Non-GAAP Financial Measures

This press release includes disclosure of financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP).  A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers & Merchants Bancorp, Inc. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers & Merchants Bancorp, Inc.’s marketplace performance.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP.

MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME

(Unaudited) (in thousands of dollars, except per share data)

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Interest Income
Loans, including fees	$20,455	$21,008	$18,766	$16,259	$15,612
Debt securities:
U.S. Treasury and government agencies	1,023	964	924	857	751
Municipalities	300	289	284	289	308
Dividends	42	49	44	31	50
Federal funds sold	10	10	10	6	5
Other	69	103	94	88	39
Total interest income	21,899	22,423	20,122	17,530	16,765
Interest Expense
Deposits	1,360	1,581	1,221	1,276	1,340
Federal funds purchased and securities sold under agreement to repurchase	152	155	165	163	166
Borrowed funds	335	361	87	115	222
Subordinated notes	269	291	199	-	-
Total interest expense	2,116	2,388	1,672	1,554	1,728
Net Interest Income - Before Provision for Loan Losses	19,783	20,035	18,450	15,976	15,037
Provision for Loan Losses	580	444	659	641	1,700
Net Interest Income After Provision For Loan Losses	19,203	19,591	17,791	15,335	13,337
Noninterest Income
Customer service fees	2,648	2,417	2,242	2,198	2,814
Other service charges and fees	998	1,026	1,010	874	838
Net gain on sale of loans	697	1,074	822	955	1,046
Net gain on sale of available-for-sale securities	-	-	-	-	293
Total noninterest income	4,343	4,517	4,074	4,027	4,991
Noninterest Expense
Salaries and wages	5,502	5,761	5,442	4,591	4,390
Employee benefits	2,054	1,792	1,621	1,915	1,994
Net occupancy expense	598	532	529	546	577
Furniture and equipment	1,056	782	903	848	791
Data processing	604	1,020	1,548	428	505
Franchise taxes	418	361	372	294	446
ATM expense	532	478	460	459	449
Advertising	237	431	439	331	235
Net (gain) loss on sale of other assets owned	(5)	13	219	227	(25)
FDIC assessment	114	265	296	276	236
Mortgage servicing rights amortization	26	266	285	524	505
Consulting fees	178	761	256	394	223

Other general and administrative	2,179	1,964	1,951	2,227	2,033
Total noninterest expense	13,493	14,426	14,321	13,060	12,359
Income Before Income Taxes	10,053	9,682	7,544	6,302	5,969
Income Taxes	1,951	1,999	1,624	1,319	1,060
Net Income	8,102	7,683	5,920	4,983	4,909
Other Comprehensive Income (Loss) (Net of Tax):
Net unrealized gain (loss) on available- for-sale securities	(20,939)	(5,170)	173	786	(6,737)
Reclassification adjustment for realized gain on sale of available-for-sale securities	-	-	-	-	(293)
Net unrealized gain (loss) on available- for-sale securities	(20,939)	(5,170)	173	786	(7,030)
Tax expense (benefit)	(4,397)	(1,085)	36	165	(1,476)
Other comprehensive income (loss)	(16,542)	(4,085)	137	621	(5,554)
Comprehensive Income (Loss)	$(8,440)	$3,598	$6,057	$5,604	$(645)
Basic and Diluted Earnings Per Share	$0.62	$0.59	$0.53	$0.44	$0.44
Dividends Declared	$0.19	$0.19	$0.18	$0.17	$0.17

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (in thousands of dollars, except share data)

	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Assets
Cash and due from banks	$94,118	$135,485	$112,875	$93,636	$118,139
Federal funds sold	45,404	45,338	45,203	57,483	57,361
Total cash and cash equivalents	139,522	180,823	158,078	151,119	175,500

Interest-bearing time deposits	8,677	10,913	14,622	18,597	4,405
Securities - available-for-sale	413,996	429,931	426,717	407,500	352,974
Other securities, at cost	8,568	8,162	4,905	6,419	5,939
Loans held for sale	6,060	7,714	3,735	8,041	7,511
Loans, net	1,945,449	1,841,177	1,479,864	1,443,336	1,327,254
Premises and equipment	26,653	26,913	26,476	26,915	26,703
Goodwill	80,434	80,434	55,214	56,066	47,340
Mortgage servicing rights	3,336	3,157	3,097	3,146	3,444
Other real estate owned	-	159	167	198	148
Bank owned life insurance	27,715	27,558	27,397	27,218	25,347
Other assets	25,735	21,359	18,711	18,310	16,720
Total Assets	$2,686,145	$2,638,300	$2,218,983	$2,166,865	$1,993,285

Liabilities and Stockholders' Equity

Liabilities
Deposits
Noninterest-bearing	$497,249	$473,689	$438,076	$443,863	$384,558
Interest-bearing
NOW accounts	681,975	650,466	646,237	652,078	605,533
Savings	626,787	597,828	529,532	501,687	451,043
Time	447,586	471,479	252,383	256,445	242,717
Total deposits	2,253,597	2,193,462	1,866,228	1,854,073	1,683,851

Federal funds purchased and securities sold under agreements to repurchase	31,680	29,268	29,601	29,882	30,072
Federal Home Loan Bank (FHLB) advances	22,656	24,065	17,868	17,868	17,840
Other borrowings	40,000	40,000	-	-	-
Subordinated notes, net of unamortized issuance costs	34,499	34,471	34,441	-	-
Dividend payable	2,462	2,461	2,002	1,888	1,889
Accrued expenses and other liabilities	14,773	17,406	14,097	12,569	12,805
Total liabilities	2,399,667	2,341,133	1,964,237	1,916,280	1,746,457

Commitments and Contingencies

Stockholders' Equity
Common stock - No par value 20,000,000 shares authorized; issued and outstanding 14,063,999 shares 3/31/22 and 12/31/21	122,886	122,674	81,382	82,259	82,030
Treasury stock - 997,916 shares 3/31/22, 997,766 shares 12/31/21	(11,739)	(11,724)	(11,718)	(12,172)	(11,962)
Retained earnings	195,057	189,401	184,181	179,734	176,617
Accumulated other comprehensive income (loss)	(19,726)	(3,184)	901	764	143
Total stockholders' equity	286,478	297,167	254,746	250,585	246,828
Total Liabilities and Stockholders' Equity	$2,686,145	$2,638,300	$2,218,983	$2,166,865	$1,993,285

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA

	For the Three Months Ended
Selected financial data	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Return on average assets	1.21%	1.17%	1.12%	0.90%	1.01%
Return on average equity	11.00%	10.94%	9.32%	8.00%	7.87%
Yield on earning assets	3.47%	3.59%	3.85%	3.53%	3.71%
Cost of interest bearing liabilities	0.45%	0.51%	0.45%	0.44%	0.53%
Net interest spread	3.02%	3.08%	3.40%	3.09%	3.18%
Net interest margin	3.14%	3.21%	3.53%	3.21%	3.33%
Efficiency	55.44%	58.76%	63.50%	64.98%	62.57%
Dividend payout ratio	30.64%	32.03%	33.81%	37.89%	38.48%
Tangible book value per share (1)	$16.96	$16.49	$17.33	$16.94	$17.50
Tier 1 capital to average assets	8.51%	8.47%	9.45%	8.78%	10.39%
Average Shares Outstanding	13,066,272	13,046,299	11,209,732	11,191,043	11,197,012

(1) Tangible Equity = Stockholder Equity less goodwill and other intangibles (core deposit intangible, mortgage servicing rights and unrealized gain/loss on securities)

Loans	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
(Dollar amounts in thousands)
Commercial real estate	$910,839	$848,477	$728,852	$691,122	$618,754
Agricultural real estate	196,223	198,343	179,374	189,742	179,945
Consumer real estate	410,120	395,873	202,454	194,715	175,675
Commercial and industrial	216,918	208,270	194,767	216,609	202,958
Agricultural	140,709	118,368	105,580	100,756	100,022
Consumer	57,521	57,737	55,521	56,427	54,445
Other	31,573	32,089	31,096	13,549	14,088
Less: Net deferred loan fees and costs	(1,683)	(1,738)	(2,082)	(4,497)	(4,208)
Total loans, net	$1,962,220	$1,857,419	$1,495,562	$1,458,423	$1,341,679

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA (continued)

Asset quality data	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
(Dollar amounts in thousands)
Nonaccrual loans	$8,581	$8,076	$6,248	$7,031	$8,139
Troubled debt restructuring	$7,268	$7,614	$6,035	$5,492	$5,774
90 day past due and accruing	$-	$-	$-	$-	$-
Nonperforming loans	$8,581	$8,076	$6,248	$7,031	$8,139
Other real estate owned	$-	$159	$167	$198	$148
Nonperforming assets	$8,581	$8,235	$6,415	$7,229	$8,287

(Dollar amounts in thousands)
Allowance for loan and lease losses	$16,771	$16,242	$15,698	$15,087	$14,425
Allowance for loan and lease losses/total loans	0.85%	0.87%	1.05%	1.03%	1.08%
Net charge-offs:
Quarter-to-date	$51	$(101)	$48	$(21)	$947
Year-to-date	$51	$874	$974	$926	$947
Net charge-offs to average loans
Quarter-to-date	0.00%	-0.01%	0.00%	0.00%	0.07%
Year-to-date	0.00%	0.06%	0.07%	0.07%	0.07%
Nonperforming loans/total loans	0.44%	0.43%	0.42%	0.48%	0.61%
Allowance for loan and lease losses/nonperforming loans	198.29%	201.11%	251.26%	214.58%	177.24%

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Three Months Ended			For the Three Months Ended
	March 31, 2022			March 31, 2021
Interest Earning Assets:	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Loans	$1,907,478	$20,455	4.29%	$1,328,571	$15,612	4.70%
Taxable investment securities	429,899	1,295	1.20%	324,536	1,009	1.24%
Tax-exempt investment securities	18,587	70	1.91%	20,375	100	2.49%
Fed funds sold & other	167,319	79	0.19%	136,663	44	0.13%
Total Interest Earning Assets	2,523,283	$21,899	3.47%	1,810,145	$16,765	3.71%

Nonearning Assets	165,064			126,579

Total Assets	$2,688,347			$1,936,724

Interest Bearing Liabilities:
Savings deposits	$1,293,099	$588	0.18%	$1,014,392	$574	0.23%
Other time deposits	459,854	772	0.67%	242,033	766	1.27%
Other borrowed money	63,364	335	2.11%	17,848	222	4.98%
Fed funds purchased & securities
sold under agreement to repurchase	29,104	152	2.09%	30,210	166	2.20%
Subordinated notes	34,480	269	3.12%	-	-	0.00%
Total Interest Bearing Liabilities	$1,879,901	$2,116	0.45%	$1,304,483	$1,728	0.53%

Noninterest Bearing Liabilities	513,745			382,640

Stockholders' Equity	$294,701			$249,601

Net Interest Income and Interest Rate Spread		$19,783	3.02%		$15,037	3.18%

Net Interest Margin			3.14%			3.33%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts